UNITED STATES

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PARKER-HANNIFIN CORPORATION

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SEC 1913 (3-99)

PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard - Mayfield Heights, Ohio 44124-4141

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 27, 2004

The annual meeting of shareholders of Parker-Hannifin Corporation (the “Corporation”) will be held at the Corporation’s headquarters at 6035 Parkland Boulevard, Mayfield Heights, Ohio 44124, on Wednesday, October 27, 2004, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	Elect four Directors in the class whose three-year term of office will expire in 2007;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2005;

3.	Approve the Corporation’s 2004 Non-Employee Directors’ Stock Incentive Plan; and

4.	Transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 31, 2004 are entitled to vote at the meeting. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return the enclosed proxy card promptly in the envelope provided or vote electronically via the internet or by telephone in accordance with the instructions on the proxy card.

By Order of the Board of Directors

Thomas A. Piraino, Jr.

Secretary

September 27, 2004

PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard - Mayfield Heights, Ohio 44124-4141

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the annual meeting of shareholders scheduled to be held on October 27, 2004, and at all adjournments thereof. Only shareholders of record at the close of business on August 31, 2004 will be entitled to vote. On that date, 119,474,593 Common Shares were outstanding and entitled to vote at the meeting. Each share is entitled to one vote. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 27, 2004.

Shareholders of the Corporation have cumulative voting rights in the election of Directors if any shareholder gives notice in writing to the President, a Vice President or the Secretary of the Corporation not less than 48 hours before the time fixed for holding the meeting that cumulative voting at such election is desired. The fact that such notice has been given must be announced upon the convening of the meeting by the Chairman, the Secretary or by or on behalf of the shareholder giving such notice. In such event, each shareholder has the right to cumulate votes and give one nominee the number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder is entitled, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit. In the event that voting at the election is cumulative, the persons named in the proxy will vote Common Shares represented by valid Board of Directors’ proxies on a cumulative basis for the election of the nominees named below, allocating the votes of such Common Shares in accordance with their judgment.

ELECTION OF DIRECTORS

The Directors of the class elected at each annual election hold office for terms of three years. The Board of Directors of the Corporation presently consists of 14 members divided into three classes. The classes whose terms expire in 2004 and 2006 each consist of five members and the class whose term expires in 2005 consists of four members. In December 2003, Dennis W. Sullivan, formerly a member of the class whose term expires in 2004, retired as an officer of the Corporation and from the Board of Directors. As permitted under the Corporation’s Code of Regulations, Nickolas W. Vande Steeg was elected to the Board of Directors in August 2004 to a term expiring in October 2004. John G. Breen, a director since 1980, whose term expires in October 2004, has elected to retire as of October 27, 2004 in accordance with the Corporation’s policy requiring retirement at age 70.

Shareholder approval is sought to elect Candy M. Obourn, Hector R. Ortino, Nickolas W. Vande Steeg and Donald E. Washkewicz, Directors whose terms of office expire in 2004, to the class whose term expires in 2007. The number of Directors in the class whose term expires in 2007 has been fixed by the Directors at four. A plurality of the Common Shares voted in person or by proxy is required to elect a Director.

Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of another person for Director as the Board of Directors may recommend. However, the Board of Directors has no reason to believe that this contingency will occur.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2007

CANDY M. OBOURN, 54, has served as a Director of the Corporation since 2002. She is a member of the Audit Committee and the Corporate Governance and Nominating Committee. Ms. Obourn has been Chief Operating Officer, Health Imaging Division of Eastman Kodak Company (photography and digital imaging) since January 2002 and has been Senior Vice President of Eastman Kodak since January 2000. She was previously Vice President of Eastman Kodak from 1993 to December 1999; and President, Document Imaging of Eastman Kodak from April 1998 to December 2001.

HECTOR R. ORTINO, 62, has served as a Director of the Corporation since 1997. He is Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee. Mr. Ortino has been the President of Ferro Corporation (specialty materials) since February 1996 and has been Chief Executive Officer and Chairman of the Board of Ferro Corporation since April 1999. He was previously Chief Operating Officer of Ferro Corporation from February 1996 to April 1999. Mr. Ortino is also a Director of New York Life Insurance Company.

NICKOLAS W. VANDE STEEG, 61, was elected to the Board of Directors in August 2004. Mr. Vande Steeg has been the Executive Vice President and Chief Operating Officer of the Corporation since October 2003. He was previously a Senior Vice President of the Corporation from August 2002 to October 2003; Operating Officer of the Corporation from January 2002 to October 2003; Corporate Vice President of the Corporation from January 2002 to August 2002; Vice President of the Corporation from September 1995 to January 2002; and President of the Seal Group of the Corporation from 1987 to January 2002. Mr. Vande Steeg is also a director of
Trimble Navigation Limited.

DONALD E. WASHKEWICZ, 54, has served as a Director of the Corporation since 2000. Mr. Washkewicz has been the Chief Executive Officer of the Corporation since July 2001 and the President of the Corporation since February 2000. He was previously the Chief Operating Officer of the Corporation from February 2000 to July 2001 and a Vice President of the Corporation and President of the Hydraulics Group of the Corporation from October 1997 to February 2000.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2005

WILLIAM E. KASSLING, 60, has served as a Director of the Corporation since 2001. He is a member of the Audit Committee and the Corporate Governance and Nominating Committee. Mr. Kassling is President, Chief Executive Officer and Chairman of the Board of Wabtec Corporation (technology-based equipment for the rail industry). Mr. Kassling is also a Director of Scientific Atlanta, Inc.

PETER W. LIKINS, 68, has served as a Director of the Corporation since 1989. He is a member of the Audit Committee and the Compensation and Management Development Committee. Dr. Likins is President of the University of Arizona. Dr. Likins is also a Director of Consolidated Edison, Inc. and Harris Bank, N.A.

WOLFGANG R. SCHMITT, 60, has served as a Director of the Corporation since 1992. He is a member of the Audit Committee and the Compensation and Management Development Committee. Mr. Schmitt is the Chief Executive Officer of Trends 2 Innovation (strategic growth consultants). He was previously the Chairman of the Board of ValueAmerica, Inc. (on-line electronics and technology superstore) from November 1999 to May 2000 and Vice Chairman of the Board of Newell Rubbermaid Inc. (consumer products) from April 1999 to August 1999 as a result of the merger between Newell Co. and Rubbermaid Incorporated. Prior to the merger, he was the Chairman of the Board of Rubbermaid Incorporated (manufacturer of rubber and plastic products) since 1993 and the Chief Executive Officer since 1992.

DEBRA L. STARNES, 51, has served as a Director of the Corporation since 1997. She is a member of the Compensation and Management Development Committee and the Finance Committee. Ms. Starnes is a Vice President and Managing Director, Houston Region of The Innis Company (human resource consulting firm). Ms. Starnes was an independent Consultant from October 2001 to January 2003; Senior Vice President, Organizational and Process Change, of Lyondell Chemical Company (petrochemical production) from May 2000 to October 2001; and Senior Vice President, Intermediate Chemicals, of Lyondell from July 1998 to April 2000.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2006

DUANE E. COLLINS, 68, has served as a Director of the Corporation since 1992. Mr. Collins has been Chairman of the Board of Directors since October 1999. He was previously the Chief Executive Officer of the Corporation from July 1993 to July 2001 and the President of the Corporation from July 1993 to February 2000. Mr. Collins is also a Director of MeadWestvaco Corporation, MTD Holdings Inc. and The Sherwin Williams Company.

ROBERT J. KOHLHEPP, 60, was elected to the Board of Directors in July 2002 He is Chariman of the Finance Committee and a member of the Audit Committee. Mr. Kohlhepp has been Vice Chairman of Cintas Corporation (uniform rental) since July 2003 and has been a Director of Cintas since 1979. He was the Chief Executive Officer of Cintas from August 1995 to July 2003.

GIULIO MAZZALUPI, 64, has served as a Director of the Corporation since 1999. He is a member of the Corporate Governance and Nominating Committee and the Finance Committee. Now retired, Mr. Mazzalupi was the President, Chief Executive Officer and a Director of Atlas Copco AB (industrial manufacturing) in Sweden until July 2002.

KLAUS-PETER MÜLLER, 60, has served as a Director of the Corporation since 1998. He is a member of the Corporate Governance and Nominating Committee and the Finance Committee. Mr. Müller has been Chairman of the Board of Managing Directors of Commerzbank AG (international banking) in Frankfurt, Germany since May 2001 and a member of the Board of Managing Directors of Commerzbank since 1990.

ALLAN L. RAYFIELD, 69, has served as a Director of the Corporation since 1984. He is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation and Management Development Committee. Now retired, Mr. Rayfield previously served as President, Chief Executive Officer and Director of M/A-COM, Inc. (microwave manufacturing).

No Director of the Corporation is related to any other Director. During the fiscal year ended June 30, 2004, there were six meetings of the Corporation’s Board of Directors. Each Director attended at least 75% of the meetings held by the Board of Directors and the Committees of the Board on which he or she served.

In making a determination as to the independence of its Directors for purposes of considering membership on the Corporation’s Board of Directors and Committees, the Corporation has followed the rules of the New York Stock Exchange and has broadly considered the materiality of each Director’s relationship with the Corporation. Based upon the foregoing criteria, the Board of Directors has determined that the following Directors are independent: John G. Breen, William E. Kassling, Robert J. Kohlhepp, Dr. Peter W. Likins, Giulio Mazzalupi, Klaus-Peter Müller, Candy M. Obourn, Hector R. Ortino, Allan L. Rayfield, Wolfgang R. Schmitt and Debra L. Starnes.

The Audit Committee, which met seven times during the fiscal year ended June 30, 2004, is responsible for, among other things, appointing, determining the compensation of and overseeing the work of the independent registered public accounting firm and ensuring its independence, approving all non-audit engagements with the independent registered public accounting firm and reviewing with the Corporation’s financial management and its independent registered public accounting firm annual and quarterly financial statements and the proposed auditing program (including both the independent and the internal audits) for each fiscal year, the results of the audits and the adequacy of the Corporation’s internal control structure.

Audit Committee Financial Experts. The Corporation’s Board of Directors has determined that Hector R. Ortino, the Chairman of the Audit Committee, and Robert J. Kohlhepp, a member of the Audit Committee, are audit committee financial experts as defined in the federal securities laws. Messrs. Ortino and Kohlhepp are independent as defined for audit committee members in the listing standards of the New York Stock Exchange.

The Compensation and Management Development Committee, which met three times during the fiscal year ended June 30, 2004, is responsible for, among other things, annually reviewing and fixing the salaries and other compensation of the officers of the Corporation, appointing and determining the fees of compensation consultants, deciding upon the grant of stock options to the officers and other employees of the Corporation, overseeing regulatory compliance with respect to compensation matters and reviewing corporate policies and programs for succession management and the development of management personnel.

The Finance Committee, which met three times during the fiscal year ended June 30, 2004, is responsible for, among other things, reviewing the Corporation’s capital structure and tax and risk management strategies and reviewing and approving the Corporation’s debt and equity offerings, share repurchase programs and the funding and investment policies for defined benefit plans, defined contribution plans and non-qualified plans sponsored by the Corporation.

The Corporate Governance and Nominating Committee, which met twice during the fiscal year ended June 30, 2004, is responsible for, among other things, evaluating and recommending to the Board qualified nominees for election as Directors of the Corporation and qualified Board members for committee membership, establishing evaluation procedures and completing an annual evaluation of the Board’s performance, developing and recommending corporate governance principles to the Board and considering other matters pertaining to the size and composition of the Board. The Corporate Governance and Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as Directors of the Corporation, provided that such recommendations comply with the procedures set forth under the caption “Procedures for Submission and Consideration of Director Candidates” in this Proxy Statement.

The Board of Directors adopted a written charter for each of the committees of the Board of Directors. These charters, as well as the Corporation’s Code of Ethics, Guidelines on Corporate Governance Issues and Independence Standards for Directors, are posted and available on the Corporation’s investor relations internet website at www.phstock.com under the Corporate Governance page. Shareholders may request copies of these corporate governance documents, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

Executive Sessions. In accordance with the listing standards of the New York Stock Exchange, the non-management Directors of the Corporation are scheduled to meet regularly in executive sessions, without management, and to the extent required, the independent Directors of the Corporation will meet at least once annually. Additional meetings of the non-management Directors may be scheduled from time to time when the non-management Directors decide such meetings are desirable. The Chairman of the Corporate Governance and Nominating Committee will preside at such meetings. The Corporate Governance and Nominating Committee Charter provides that the Chairman of the Corporate Governance and Nominating Committee has a term limit of three years. The non-management Directors met twice during the fiscal year ended June 30, 2004.

Compensation of Directors. The Corporation compensates Directors, other than officers who are Directors, for their services. The annual retainer is $50,000 for all such Directors other than Committee Chairmen and $54,000 for Committee Chairmen. The fee for attending each Board and Committee meeting is $1,500 for all such Directors other than Committee Chairmen, whose fee is $2,000 for chairing committee meetings. Duane E. Collins, Chairman of the Board of Directors, receives an annual retainer of $175,000, plus meeting fees, club memberships and the use of a leased automobile. Directors may elect to defer all or a portion of their fees under the Corporation’s Deferred Compensation Plan for Directors or to elect to receive all or a portion of their fees in Common Shares of the Corporation pursuant to the Corporation’s Non-Employee Directors’ Stock Plan.

Each Director who was not a current or retired employee of the Corporation (“Non-Employee Director”) was granted 1,200 stock options under the Non-Employee Directors Stock Option Plan in August 2003 at an option price equal to the then current fair market value of the Corporation’s Common Shares. Such options have a ten-year term and vest 50% following one year of continued service as a Director and the remaining 50% following the second year of continued service as a Director.

Certain Relationships and Related Transactions. Russell G. Chester, Vice President-Audit, is the spouse of Pamela J. Huggins, a Vice President and Treasurer of the Corporation. Mr. Chester’s salary and bonus for fiscal 2004 was $218,821. The Corporation has taken the necessary steps to ensure the avoidance of any conflicting interests resulting from this relationship.

Attendance At Annual Meeting. The Corporation holds a regularly scheduled meeting of its Board of Directors in conjunction with its Annual Meeting of Shareholders. Directors are expected to attend the Annual Meeting absent an appropriate reason. All the members of the Board of Directors attended the Corporation’s 2003 Annual Meeting of Shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s executive officers, directors and beneficial owners of more than 10% of the Corporation’s Common Shares to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. SEC regulations require that the Corporation be furnished with copies of these reports. Based solely on a review of these reports and written representations from the executive officers and directors, the Corporation believes that there was compliance with all such filing requirements for the fiscal year ended June 30, 2004, except Stephen L. Hayes, former Vice President, and M. Craig Maxwell, Vice President-Technology and Innovation, each inadvertently filed one late Form 4 during the time period immediately following the power outage to report a stock option grant and Pamela J. Huggins, Vice President and Treasurer, inadvertently filed one late Form 4 to report the sale of one share.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of six directors who are independent, as defined for audit committee members in the listing standards of the New York Stock Exchange. The responsibilities of the Audit Committee are set forth in the written Audit Committee Charter, as amended, adopted by the Board of Directors, a copy of which can be accessed on the Corporation’s investor relations website at www.phstock.com on the Corporate Governance page.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Corporation for the fiscal year ended June 30, 2004 with the Corporation’s management and PricewaterhouseCoopers LLP (“PwC”), the Corporation’s independent registered public accounting firm.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PwC their objectivity and independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2004, be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 filed with the Securities and Exchange Commission.

HECTOR R. ORTINO, CHAIRMAN	DR. PETER W. LIKINS

WILLIAM E. KASSLING	CANDY M. OBOURN

ROBERT J. KOHLHEPP	WOLFGANG R. SCHMITT

COMPENSATION AND MANAGEMENT DEVELOPMENT

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Management Development Committee of the Board of Directors (the “Committee”), which consists of five Directors who are independent as defined in the listing standards of the New York Stock Exchange, has furnished the following report on executive compensation.

Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors in conjunction with its approval and review of the Corporation’s strategies and operating plans, thereby assuring that the Corporation’s system of executive compensation is reasonable and appropriate, meets its stated purpose and effectively serves the interests of the shareholders and the Corporation.

The Corporation’s executive compensation programs are designed to attract, retain and motivate key executives critical to the long-term success of the Corporation by remaining competitive with other multinational diversified manufacturing companies of similar size. Comparative compensation information is used by the Committee to establish competitive salary grade ranges at the market median for base pay, annual bonus and long-term compensation. The group of companies used for compensation comparison purposes is not identical to the S&P 500 Industrial Machinery Index, which is the peer group of companies included in the performance graph on page 16. Comparative compensation information is presented to the Committee from independent surveys of numerous comparable manufacturers, which the Committee believes is important in order to establish competitive compensation ranges at the appropriate levels. The S&P 500 Industrial Machinery Index utilized in the performance graph contains data only with respect to a limited number of companies that are in businesses similar to the Corporation, which data is theoretically reflective of the stock performance of all industrial machinery manufacturers as a whole.

In addition to being competitive, the Corporation’s executive compensation programs are also intended to reward executives commensurate with performance and attainment of pre-determined financial objectives. Accordingly, compensation of executive officers is directly and materially linked to both operating performance and increases in shareholder value, thus aligning the financial interests of the Corporation’s executives with those of its shareholders.

Compensation for the Corporation’s executives consists of three primary elements:

1.	A base salary within a competitively established range. The specific base salary within the range is determined by experience, individual contributions and performance as measured against pre-established goals and objectives. Goals and objectives for each executive vary in accordance with each executive’s responsibilities and are established by each executive’s supervisor. In the case of the Chief Executive Officer, such goals and objectives are set by the Committee.

2.	An annual cash incentive bonus that was comprised of the two following components during fiscal 2004:

a.	An amount that is determined by the Corporation’s actual free cash flow margin (operating cash flow less capital expenditures expressed as a percent of the Corporation’s sales) as compared to the Corporation’s annual plan for free cash flow margin established at the beginning of the fiscal year (the “Target Incentive Bonus”); and

b.	An amount that is determined based on the return on division net assets for the divisions in each executive’s individual operating unit (or the average return for all divisions for corporate staff executive officers) (the “RONA Bonus”).

The target amounts of the annual cash incentive bonuses are established in such a manner that base salary plus the target bonuses will be within the competitively determined total annual compensation range mentioned above. Target annual cash incentive bonuses represent approximately 35-45% of total targeted annual compensation for the executive officers with operational profit and loss responsibility (including the Chief Executive Officer) and 25-35% of total targeted annual compensation for the other executive officers.

The Chief Executive Officer, with the approval of the Committee, also has the authority to establish additional annual incentive programs for operating executives. In fiscal year 2004, under a Volume Incentive

Plan, operating group presidents had the opportunity to earn an additional bonus of 1% of base salary for each 1% of sales by which their group exceeded its previous year’s sales by between 10% and 15%, and an additional bonus of 2% of base salary for each 1% of sales by which their group exceeded its previous year’s sales by more than 15%; subject, however, to an overall maximum of 15% of the executive’s base salary. Acquisitions may only account for up to 5% of the increase in sales. Also, sales growth above 15% resulted in additional payments under the Volume Incentive Plan only if the group exceeded corporate goals with respect to its return on sales and its assets/sales ratio.

3.	Long-term incentive compensation that is comprised of two components:

a.	Long-term incentive plan (“LTIP”) awards expressed in performance units calculated by dividing the dollar equivalent of the award by the market price of the Corporation’s Common Shares at the beginning of the three fiscal year performance period. The target LTIP value is established by the Committee at the market median of comparative LTIP compensation. Prior to fiscal 2004, the Corporation based its LTIP on the average return on equity for the three fiscal year performance period. In fiscal 2004, after a review of peer company LTIPs, the Committee redesigned the LTIP to align its long-term compensation strategies with those of its peers.[1] Under the new LTIP, payments will be determined by comparing the Corporation’s compound annual revenue growth, earnings per share growth and return on capital to the performance of a group of its peers. Payments earned under the LTIP are paid at the discretion of the Committee either as a credit to the participant’s account under the Corporation’s Executive Deferral Plan (“EDP”) in an amount equal to the number of earned performance units multiplied by the closing price of the Corporation’s Common Shares at the end of the three-year performance period or in shares of restricted stock equal to the number of earned performance units unless the participant has previously elected a deferral under the EDP.

b.	A stock option grant determined by utilizing the Black-Scholes valuation model to convert a target stock option dollar value (adjusted for risk of non-vesting) into the number of stock options to be granted. The target stock option value is established by the Committee at the market median of comparative stock option compensation. Stock options are granted with an exercise price equal to the closing price of the Corporation’s Common Shares on the day of grant. Grants have a ten-year term and vest 50% after one year of continued service and the remaining 50% after the second year of continued service from the date of grant. The Corporation’s Stock Option Deferral Plan permits executives to defer the recognition of gain on the exercise of stock options under the Plan.

Incentive compensation for the Corporation’s executives is significantly “at risk” based upon the financial performance of the Corporation. Indeed, more than one-half of each executive’s targeted total compensation (including base salary, annual bonus, LTIP payouts and stock options) may fluctuate significantly from year to year because it is directly tied to business and individual performance. The Committee periodically reviews and evaluates the criteria used to determine incentive compensation to ensure that it remains consistent with the Corporation’s compensation philosophy of motivating executive behavior in the best interests of the shareholders and the Corporation.

Long-term incentive programs are designed to link the interests of the executives with those of the shareholders. LTIP awards focus on the Corporation’s revenue and earnings growth and return on capital as compared to its peers and provide an incentive to increase the stock price during the three year performance period. Restricted stock awards build stock ownership and encourage a long-term focus on shareholder value, since the stock is restricted from being sold, transferred or assigned for a specified period. Stock option grants provide an incentive that aligns the executive’s interests with those of the shareholders, since stock options will provide value to the executive only when the price of the Corporation’s stock increases above the option grant price.

In August 1996, the Board of Directors, at the recommendation of the Committee, adopted stock ownership guidelines that are designed to encourage the accumulation and retention of the Corporation’s Common Shares by its Directors, executive officers and other key executives. These guidelines, stated as a multiple of executives’ base salaries and of Directors’ annual retainer, are as follows: Chief Executive Officer and President—three times; Vice Presidents—two times; other executive officers and group presidents—one time; and

[1]	Upon redesign of the LTIP, the Committee amended the 2002-03-04 and 2003-04-05 LTIPs for active participants to reduce the performance period to one and two years, respectively (along with a corresponding reduction in the size of the target award), and to adopt the same weighted performance measures and peer group comparison criteria established for the 2004-05-06 LTIP.

non-management Directors—four times. The recommended time period for reaching the above guidelines is five years. The Chief Executive Officer reviews compliance with this policy with the Committee on an annual basis.

The Corporation’s executive compensation philosophy is specifically evident in the compensation paid during the most recent fiscal year to Donald E. Washkewicz, the Corporation’s Chief Executive Officer. Mr. Washkewicz’s increase in base salary from fiscal 2003 to fiscal 2004 of 5.2% is reflective of his performance rating for fiscal 2003 (although the effective date of the increase was delayed until January 1, 2004 consistent with the six-month “salary freeze” implemented on a worldwide basis for all employees). In addition, Mr. Washkewicz was targeted to receive 100% of his Target Incentive Bonus of $307,500 if the Corporation achieved the 5.12% target free cash flow margin established in the Corporation’s fiscal 2004 operating plan, adjusted for discretionary pension plan contributions. A minimum payout of 30% of the Target Incentive Bonus was established at a 2.00% free cash flow margin and a maximum payout of 200% of the Target Incentive Bonus was established at a 7.68% free cash flow margin. During the fiscal year ended June 30, 2004, the Corporation’s adjusted free cash flow margin was 8.61% and each executive officer, including Mr. Washkewicz, received an amount equal to 200% of his Target Incentive Bonus, which is included in the “Bonus” column of the Summary Compensation Table on page 11.

Mr. Washkewicz’s RONA Bonus was targeted at $370,160 based upon an approximate 28% average return on division net assets. The average return on division net assets was 25.17%, resulting in a RONA Bonus payment to Mr. Washkewicz of $333,549, which is included in the “Bonus” column of the Summary Compensation Table on page 11. The other executive officers also received RONA Bonuses based upon the return on division net assets by their respective operating units (or the average return for all divisions for corporate staff executive officers).

In fiscal 2004, the Corporation achieved the following percentile rankings among its peers with respect to the LTIP performance measures:

Performance Measure	Result	Percentile Ranking
Compound annual revenue growth	10.86%	63.9

Earnings per share growth	73.21%	67.92

Return on capital	14.40%	77.71

As a result, Mr. Washkewicz and the other executive officers received a payment under the 2002-03-04 LTIP in the form of either restricted shares and/or credits to their EDP accounts in an amount equal to the value of the restricted shares earned, as reported in the “LTIP Payouts” column of the Summary Compensation Table on page 11. Such payment represents a total payout of 174.74% of the target payment that would have been achieved had the Corporation merely ranked in the 55th percentile among its peers in each of the LTIP performance measures for fiscal 2004.

During fiscal year 2004, Mr. Washkewicz and the other executive officers also received a long-term incentive award as described in the LTIP Table on page 13 and a stock option grant as reported in the Option Grants Table on page 12.

The Chief Executive Officer or the Committee may, from time to time, authorize other forms of compensation to the Corporation’s executive officers which may be tailored to specific circumstances that exist at that time and which are consistent with the overall compensation policies of the Corporation and the Committee.

The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Corporation’s Chief Executive Officer and four other highest paid executive officers. The Committee has attempted to structure programs to preserve the deductibility of compensation paid by the Corporation to such individuals while retaining the flexibility to provide compensation that may exceed the limit of tax deductibility under circumstances in which the payment furthers the goals of the executive compensation program or is otherwise in the best interests of the Corporation or the shareholders. The Committee also attempts to preserve deductibility by encouraging deferrals of otherwise non-deductible payments.

John G. Breen, Chairman	Dr. Peter W. Likins

Allan L. Rayfield	Wolfgang R. Schmitt

Debra L. Starnes

EXECUTIVE COMPENSATION

The following table summarizes compensation paid by the Corporation for each of the last three fiscal years to its Chief Executive Officer and each of the other four most highly compensated executive officers and one additional individual for whom disclosure would have been provided had he been serving as an executive officer of the Company as of June 30, 2004:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation

						Awards	Payouts

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	LTIP Payouts ($)		All Other Compensation ($)

Donald E. Washkewicz, President and Chief Executive Officer	2004 2003 2002	926,524 903,048 860,040	948,549 454,141 312,019	82,784 84,310 9,985	(a)	128,846 125,400 171,500	1,056,366 425,107 179,213	(b)	15,452 17,748 123,851	(e)

Nickolas W. Vande Steeg, Executive Vice President and Chief Operating Officer (c)	2004 2003 2002	552,914 484,656 416,700	481,287 189,114 122,465	225,804 238,709 23,397	(a)	62,715 42,450 54,397	356,463 169,010 142,605	(b)	17,929 14,914 103,795	(e)

John D. Myslenski, Executive Vice President— Sales, Marketing and Operations Support (d)	2004 2003 2002	543,289 484,656 465,996	472,688 189,114 127,593	8,774 147,093 3,055	(a)	69,400 42,450 49,600	372,398 169,010 238,233	(b)	17,634 13,285 111,672	(e)

Timothy K. Pistell Vice President—Finance and Administration and Chief Financial Officer	2004 2003 2002	362,700 273,609 237,000	257,929 84,782 45,872	22,562 4,563 2,852	(a)	26,300 36,900 7,000	277,084 48,307 71,924	(b)	16,926 15,143 11,878	(e)

Robert P. Barker Vice President and President, Parker Aerospace Group	2004 2003 2002	321,300 270,336 248,004	294,381 129,931 102,971	86,286 2,985 3,403	(a)	26,300 12,150 9,400	277,084 14,067 0	(b)	18,320 17,053 13,831	(e)

Dennis W. Sullivan, Executive Vice President (f)	2004 2003 2002	382,258 741,696 716,640	340,326 296,961 198,225	16,418 15,839 13,783	(a)	65,200 90,225 36,000	220,775 319,376 350,922	(b)	174,792 17,000 90,562	(g)

(a)	Unless otherwise indicated, no executive officers named in the Summary Compensation Table received personal benefits or perquisites in an amount at least equal to the lesser of $50,000 or 10% of his total compensation reported in the Salary and Bonus columns. Reported in this column is annual compensation consisting of (i) amounts reimbursed by the Corporation for the payment of income taxes on certain executive perquisites; (ii) $50,505 in executive perquisites received by Mr. Washkewicz in fiscal year 2004, including payments of $20,654 for country club dues and $13,143 for reimbursed spousal travel; (iii) $127,959 in executive perquisites received by Mr. Vande Steeg in fiscal year 2004, including payments of $64,308 for use of corporate owned housing; and (iv) $54,619 in executive perquisites received by Mr. Barker in fiscal year 2004, including $46,619 for country club dues.
(b)	Represents: (i) credits to the Executive Deferral Plan (“EDP”) accounts of Messrs. Washkewicz, Vande Steeg, Pistell, Barker and Sullivan based upon performance achieved under the 2002-03-04 Long Term Incentive Plan (“LTIP”); and (ii) the dollar value of restricted shares issued to Mr. Myslenski under the 2002-03-04 LTIP based on the Corporation’s stock price on the date of issuance of the shares. The EDP credits and restricted shares are subject to a three-year vesting period, with accelerated vesting in the event of the death, disability or normal retirement of the Plan participant. Dividends are paid by the Corporation on the restricted shares. The number and value of the aggregate restricted stock holdings for each of the above-named executive officers with restricted stock as of June 30, 2004 was as follows: Mr. Myslenski, 9,010 shares with a value of $535,735, and Mr. Barker, 335 shares with a value of $19,919.
(c)	Mr. Vande Steeg was named Executive Vice President and Chief Operating Officer on October 1, 2003.
(d)	Mr. Myslenski was named Executive Vice President—Sales, Marketing and Operations Support on October 1, 2003.
(e)	Represents $15,452, $17,929, $17,634, $16,926 and $18,320 of matching contributions by the Corporation to the Parker Retirement Savings Plan (“Savings Plan”) and the Parker-Hannifin Corporation Savings Restoration Plan (“Restoration Plan”) for Messrs. Washkewicz, Vande Steeg, Myslenski, Pistell and Barker, respectively.
(f)	Mr. Sullivan retired as Executive Vice President effective December 31, 2003.
(g)	Represents retirement benefits under the Corporation’s Supplemental Executive Retirement Benefits Program.

Option Grants in Fiscal 2004

The following table summarizes stock option grants by the Corporation during the fiscal year ended June 30, 2004 to each of the executive officers identified in the Summary Compensation Table on page 11:

Individual Grants

Name	Number of Securities Underlying Options Granted (#) (a)		% of Total Options Granted to Employees in Fiscal 2004	Exercise Or Base Price ($/Sh)	Expiration Date	Potential realizable value at assumed annual rates of stock price appreciation for option term (b)
						5% ($)	10% ($)	12.12% ($) (c)

Donald E. Washkewicz	116,800 10,046	(d)	5.0% 0.4%	$47.29 $43.21	08/12/13 08/11/08	3,473,632 122,099	8,802,982 270,368	11,816,306 342,096

Nickolas W. Vande Steeg	39,875 18,994 3,846	(d)	1.7% 0.8% 0.2%	$47.29 $49.43 $57.38	08/12/13 09/03/13 08/11/08	1,185,883 590,447 56,609	3,005,299 1,496,328 124,053	4,034,034 2,008,521 156,271

John D. Myslenski	39,875 18,994 10,531	(d)	1.7% 0.8% 0.4%	$47.29 $49.43 $54.15	08/12/13 09/03/13 08/11/08	1,185,883 590,447 148,371	3,005,299 1,496,328 325,671	4,034,034 2,008,521 410,509

Timothy K. Pistell	26,300		1.1%	$47.29	08/12/13	782,162	1,982,178	2,660,692

Robert. P. Barker	26,300		1.1%	$47.29	08/12/13	782,162	1,982,178	2,660,692

Dennis W. Sullivan	65,200		2.8%	$47.29	08/12/13	1,939,048	4,913,994	6,596,088

(a)	Options, except for reload option grants, are 50% exercisable on the date following completion of one year of continuous employment after the date of grant and the remaining 50% is exercisable on the date following completion of two years of continuous employment after the date of grant with accelerated vesting in the event of a Change in Control (as defined on page 14). Restorative or “reload” option rights are attached to each option and one reload option will be granted upon exercise, subject to certain vesting provisions, if the exercise price is paid using shares of the Corporation’s common stock owned by the optionee.
(b)	The potential realizable value illustrates the value that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation over the entire term of the option. Shareholders of the Corporation, as a group, would realize approximately $3.47 billion and $8.80 billion at assumed annual rates of appreciation of 5% and 10%, respectively, over the life of the options. There can be no assurance that the amounts reflected in this table will be achieved.
(c)	Represents the Corporation’s actual rate of stock price appreciation over the 10-year period ending June 30, 2004.
(d)	Reload option grant which is exercisable on the date following completion of one year of continuous full-time employment after the exercise date of the underlying option, provided, the executive officer retains ownership for one year of the shares resulting from the underlying option exercise, less shares surrendered or sold to satisfy tax obligations.

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

The following table summarizes exercises of stock options during the fiscal year ended June 30, 2004 by each of the executive officers identified in the Summary Compensation Table on page 11 and the fiscal year-end value of unexercised options for such executive officers:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)
			Exercisable / Unexercisable	Exercisable / Unexercisable

Donald E. Washkewicz	13,880	601,490	385,830 / 189,546	7,125,120 / 2,814,878

Nickolas W. Vande Steeg	7,000	404,250	120,287 / 90,625	2,114,906 / 1,148,143

John D. Myslenski	18,300	991,311	115,540 / 90,625	2,028,501 / 1,148,143

Timothy K. Pistell	—	—	49,503 / 44,750	938,874 / 678,560

Robert P. Barker	—	—	47,030 / 32,375	1,174,670 / 439,263

Dennis W. Sullivan	56,250	2,831,344	189,865 / 100,050	3,450,279 / 1,477,241

Long Term Incentive Plan - Awards in Fiscal 2004

The following table summarizes awards by the Corporation during the fiscal year ended June 30, 2004 to each of the executive officers identified in the Summary Compensation Table on page 11 under the Corporation’s Long Term Incentive Plan (“LTIP”):

Name	Number of Shares (#)		Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans
				Threshold (#)	Target (#)	Maximum (#)

Donald E. Washkewicz	36,000 21,334 10,167	(a) (b) (c)	3 Years 2 Years 1 Year	9,000 5,334 2,542	36,000 21,334 10,167	72,000 42,668 20,334

Nickolas W. Vande Steeg	19,582 8,667 3,431	(a) (b) (c)	3 Years 2 Years 1 Year	4,896 2,167 858	19,582 8,667 3,431	39,164 17,334 6,862

John D. Myslenski	19,582 8,667 3,584	(a) (b) (c)	3 Years 2 Years 1 Year	4,896 2,167 896	19,582 8,667 3,584	39,164 17,334 7,168

Timothy K. Pistell	10,000 4,867 2,667	(a) (b) (c)	3 Years 2 Years 1 Year	2,500 1,217 667	10,000 4,867 2,667	20,000 9,734 5,334

Robert P. Barker	10,000 5,867 2,667	(a) (b) (c)	3 Years 2 Years 1 Year	2,500 1,467 667	10,000 5,867 2,667	20,000 11,734 5,334

Dennis W. Sullivan	20,000 12,000 4,250	(a) (b) (c)	3 Years 2 Years 1 Year	5,000 3,000 1,063	20,000 12,000 4,250	40,000 24,000 8,500

(a)	Target awards under the Corporation’s 2004-05-06 LTIP during the last fiscal year were made in the form of performance units and entitle each executive officer to receive a pro rata share of his award determined by comparing the Corporation’s results to the performance of the Corporation’s peer group (nineteen companies) for the following weighted performance measures: (i) revenue growth (20% weight); (ii) earnings per share growth (40% weight); and (iii) return on capital (40% weight) for the three fiscal years ending June 30, 2006. The threshold, target and maximum payouts result from the performance at the 35th, 55th and 75th percentile, respectively, relative to the peer group. Awards are payable in August 2006. At the discretion of the Compensation and Management Development Committee, awards will be paid either as a credit to the executive officer’s account under the Corporation’s Executive Deferral Plan (“EDP”) or in restricted stock unless the executive officer elects, prior to May 31, 2005, to defer the amount earned under the LTIP pursuant to the EDP. Executive officers who are retired at the time of payment will receive cash in lieu of restricted shares under the LTIP.
(b)	Target awards granted under the Corporation’s 2003-04-05 LTIP were amended and restated in their entirety during fiscal year 2004 to reflect the redesign of the LTIP as more fully described in the footnote on page 8.
(c)	Target awards granted under the Corporation’s 2002-03-04 LTIP were amended and restated in their entirety during fiscal year 2004 to reflect the redesign of the LTIP as more fully described in the footnote on page 8.

Pension Plan Table

The following table summarizes the estimated annual benefits payable upon retirement to the executive officers identified in the Summary Compensation Table on page 11:

Years of Service
Remuneration	15 or more
$ 400,000	$220,000
600,000	330,000
800,000	440,000
1,000,000	550,000
1,200,000	660,000
1,400,000	770,000
1,600,000	880,000
1,800,000	990,000
2,000,000	1,100,000
2,200,000	1,210,000
2,400,000	1,320,000

The foregoing table sets forth the straight-life annuity payable under the Corporation’s Supplemental Executive Retirement Benefits Program (the “Program”) at the normal retirement age of 65. Mr. Sullivan retired on December 31, 2003 after 44 years of service. The years of service under the Program for each of the other executive officers identified in the Summary Compensation Table on page 11, at their respective retirement dates, will be as follows: Mr. Washkewicz, 43 years; Mr. Vande Steeg, 36 years; Mr. Myslenski, 43 years; Mr. Pistell, 43 years; and Mr. Barker, 42 years. The Program provides an annual benefit based upon the average of the participant’s three highest years of cash compensation (Salary, RONA Bonus and Target Incentive Bonus) with the Corporation. Benefits payable under the Program are based on calendar year compensation. The average of the three highest calendar years of cash compensation used to determine Mr. Sullivan’s benefit under the Program as of the date of his retirement was $1,091,705. If the benefits were to be payable to each of the remaining named participants based on retirement as of June 30, 2004, the average of the three highest calendar years of cash compensation included in determining benefits under the Program for each of the named participants would be as follows: Mr. Washkewicz, $1,230,808; Mr. Vande Steeg, $623,705; Mr. Myslenski, $635,453; Mr. Pistell, $342,365; and Mr. Barker, $378,543. Benefits are subject to reduction for payments received under the Corporation’s Consolidated Pension Plan; 50% of primary social security benefits; and contributions by the Corporation to the Retirement Income Account, with deemed earnings at a specified rate, under the Corporation’s Savings Plan.

“Change in Control” Severance Agreements with Officers. The Corporation has entered into separate agreements (collectively the “Agreements”) with Messrs. Washkewicz, Vande Steeg, Myslenski, Pistell and Barker that are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in the control of the Corporation. Each Agreement only becomes operative upon a “Change in Control” of the Corporation, as that term is defined in the Agreements, and the subsequent termination of the employment of the executive pursuant to the terms of the Agreement. A Change in Control of the Corporation shall be deemed to have occurred if and when: (i) subject to certain exceptions, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board; (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such twenty-four month period were Directors of the Corporation (the “Incumbent Board”) cease to constitute at least a majority of the Board of Directors of the Corporation, unless the election, or nomination for election, of any person becoming a Director subsequent to the beginning of such twenty-four month period was approved by a vote of at least two-thirds of the Incumbent Board; (iii) the Corporation enters into a merger, consolidation or other reorganization, or sells all its assets, unless (a) immediately following the business combination: (1) more than 50% of the total voting power eligible to elect directors of the resulting corporation is represented by shares that were Common Shares immediately prior to the business combination, (2) subject to certain exceptions, no person becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the corporation resulting from the business combination, and (3) at least a majority of the members of the board of directors of the resulting corporation were members of the Incumbent Board at the time of the Board of Directors of the Corporation’s approval of the execution of the initial agreement providing for such business combination, or (b) the business combination is effected by means of the acquisition of Common Shares from the Corporation, and the Board of Directors of the Corporation approves a resolution providing expressly that such business combination does not constitute a “Change in Control”; or (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

Each Agreement provides that, if the employment of the executive is terminated during the three years following a Change in Control of the Corporation, either by the Corporation without “Cause” (as defined in the Agreements) or by the executive for “Good Reason” (as defined in the Agreements and described below), the executive shall be entitled to receive (a) pro rata salary and bonus for the year of termination of employment; (b) severance pay equal to three times the executive’s annual salary and bonus; (c) continuation of welfare benefits (e.g., medical, life insurance, disability coverage) for a period of three years; (d) to the extent not previously received, all amounts previously deferred under the Corporation’s non-qualified income deferral plans together with a “make whole” amount designed to compensate the executive for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan (“EDP”); and (e) a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code. “Good Reason” for termination of employment by the executive includes, without limitation, diminution in duties, reduction in compensation or benefits or relocation. In addition, termination of employment by the executive for any or no reason during the 180-day period beginning on the 91st day after the Change in Control shall constitute Good Reason.

A Change in Control of the Corporation also has an effect under other executive compensation plans of the Corporation, as follows: (1) any outstanding unvested stock option held by an executive vests immediately upon a Change in Control; (2) any outstanding unvested shares of restricted stock issued or unvested EDP amounts credited to an executive pursuant to the Corporation’s Long Term Incentive Plans (“LTIP”) vest immediately in the event of a Change in Control; (3) any outstanding LTIP award to an executive will be paid in full in cash upon a Change in Control, at the target amount or on the basis of corporate financial performance to the date of the Change in Control, whichever is greater; (4) upon a Change in Control, all amounts previously deferred by the executive under the EDP, together with the “make whole” amount (described in subsection (d) of the preceding paragraph), will be paid to the executive; (5) upon a Change in Control, all shares the receipt of which were previously deferred by the executive under the Stock Option Deferral Plan will be issued to the executive; and (6) upon a Change in Control, each participant under the Corporation’s Supplemental Executive Retirement Benefits Program (the “Program”) will receive three additional years of age and service credit under the Program and will receive a lump-sum payment equal to the present value of the participant’s vested benefit under the Program.

Common Share Price Performance Graph

The following graph sets forth a comparison of the cumulative total shareholder return on the Corporation’s Common Shares with the S&P 500 Index and the S&P 500 Industrial Machinery Index during the period June 30, 1999 through June 30, 2004, assuming the investment of $100 on June 30, 1999, and the reinvestment of dividends.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors recommends ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to examine the financial statements of the Corporation as of and for the fiscal year ending June 30, 2005. PwC has conducted the annual audit of the Corporation’s accounts since its organization in 1938. A representative of PwC is expected to be present at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Ratification of the appointment of PwC as the independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the votes present or represented, and entitled to vote on the proposal at the Annual Meeting.

Audit Fees.    The aggregate fees billed by PwC for the fiscal years ending June 30, 2004 and June 30, 2003 for auditing the Corporation’s annual consolidated financial statements, reviewing the Corporation’s interim financial statements included in the Corporation’s Forms 10-Q filed with the Securities and Exchange Commission and services provided in connection with statutory and regulatory filings or engagements were $4.23 million and $2.97 million, respectively.

Audit-Related Fees.    The aggregate fees billed by PwC for assurance and related services provided to the Corporation for the fiscal years ending June 30, 2004 and June 30, 2003 that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not included in “Audit Fees” above were $700,000 and $100,000, respectively. The fees billed related primarily to audit procedures required to respond to or comply with financial, accounting or regulatory reporting matters and internal control reviews and reporting requirements.

Tax Fees.    The aggregate fees billed by PwC for professional services rendered for tax compliance, tax advice and tax planning services provided to the Corporation for the fiscal years ending June 30, 2004 and June 30, 2003 were $2.10 million and $2.11 million, respectively. The fees billed related primarily to federal, state, local and international tax planning, advice and compliance, tax due diligence related to acquisitions and divestitures, and expatriate reviews.

All Other Fees.    The aggregate fees billed by PwC for products and services provided to the Corporation that are not included in the above categories for the fiscal years ending June 30, 2004 and June 30, 2003 were $70,000 and $175,000, respectively. The fees billed related primarily to treasury advisory services and training on technical and regulatory pronouncements.

Audit Committee Pre-Approval Policies and Procedures.    In accordance with the Securities and Exchange Commission’s rules issued pursuant to the Sarbanes Oxley Act of 2002, which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by the Corporation’s independent registered public accounting firm, the Audit Committee has adopted a formal policy on Auditor Independence requiring the approval by the Audit Committee of all professional services rendered by the Corporation’s independent registered public accounting firm. The policy specifically pre-approves certain services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis.

Since May 6, 2003, all of the services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees,” were approved by the Audit Committee in accordance with the Corporation’s formal policy on Auditor Independence.

The Board of Directors unanimously recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2005.

APPROVAL OF 2004 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN

General. The Board of Directors has adopted and recommends approval by the shareholders of the Parker-Hannifin Corporation 2004 Non-Employee Directors’ Stock Incentive Plan (the “2004 Plan”). A summary of the terms of the 2004 Plan is set forth below. The full text of the 2004 Plan is attached as Appendix A to this Proxy Statement, and the summary is qualified in its entirety by reference to Appendix A.

The 2004 Plan permits the Corporation to grant to non-employee Directors non-qualified stock options, stock appreciation rights, restricted stock and dividend equivalent rights (collectively referred to as “Awards”), as more fully described below.

Available Shares. The aggregate number of Common Shares that may be delivered (i) upon the exercise of a stock option or stock appreciation right; (ii) as restricted stock and released from a substantial risk of forfeiture thereof; or (iii) in payment of dividend equivalent rights, subject to adjustment as provided in the 2004 Plan, is 250,000. This amount is subject to adjustment for stock splits, stock dividends or other changes in the Corporation’s capital structure. Common Shares may be authorized and unissued shares or treasury shares. Common Shares underlying unexercised or undelivered Awards which have expired, terminated or are cancelled or forfeited are available for further Awards under the 2004 Plan as are Common Shares withheld by the Corporation for tax withholding or delivered by the participant in satisfaction of the exercise price of a stock option. If the benefit provided by any Award is paid in cash, any Common Shares covered by such Award will also be available for future Awards under the 2004 Plan. If the 2004 Plan is not approved by the shareholders, no shares will be awarded under the 2004 Plan.

Administration and Eligibility. The 2004 Plan will be administered by the Compensation and Management Development Committee of the Board of Directors (the “Committee”). The Committee is constituted in a manner that satisfies all applicable legal requirements including an independence standard contained in the listing requirements of the New York Stock Exchange.

The persons eligible to receive Awards under the 2004 Plan are non-employee Directors (“Eligible Directors”). The Committee will, in its sole discretion, select those persons entitled to participate in the 2004 Plan. Currently, there are 11 Directors of the Corporation eligible to participate in the 2004 Plan.

The Committee will determine, subject to the terms of the 2004 Plan, the Eligible Directors to whom Awards will be granted, the number and type of Awards to be granted and the terms and conditions of any Award granted. The Committee is also authorized to adopt rules, guidelines and practices governing the 2004 Plan and to interpret the provisions of the 2004 Plan and any Awards. The amount of Awards or benefits under the 2004 Plan is not yet determinable.

Stock Options. One or more stock options may be granted to an Eligible Director. While the Committee determines the terms of each option at the time of grant, the option price shall not in any event be less than 100% of the fair market value of the Common Shares at the time of the grant. For purposes of the 2004 Plan, fair market value is defined as the closing price of the Common Shares as reported for the New York Stock Exchange—Composite Transactions on the date on which a particular option is granted. The closing price for the Corporation’s Common Shares on the New York Stock Exchange on September 7, 2004 was $57.68. The option price may be paid in cash, shares or other consideration, in accordance with regulations adopted by the Committee, valued at fair market value on the date prior to exercise of the stock option. Options granted under the 2004 Plan will vest at least one year from the date of grant except in the event of a change in control, as described below, and are exercisable for no more than ten years.

The Committee cannot adjust or amend the exercise price of an outstanding option by amendment, cancellation and replacement of a grant, or any other means.

The Committee may grant reload stock options. Subject to the terms and conditions set by the Committee in the Award, if an optionee tenders Common Shares to satisfy the option price, the optionee will receive a restorative or reload grant of stock options equal to the number of Common Shares surrendered by the optionee to satisfy the option price. Reload options will have an exercise price equal to the fair market value of the Common Shares on the date of exercise of the underlying stock option.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted separately or together with all or part of any stock option granted under the 2004 Plan. An SAR granted with a stock option shall only be exercisable to the extent the stock option is exercisable.

SARs will be subject to such terms and conditions as the Committee imposes. An SAR will entitle the holder upon exercise to receive from the Corporation cash and/or Common Shares having an aggregate value equal to the excess of the fair market value, at the time of exercise of the SAR, of one Common Share over the exercise price per share specified by the grant of the SAR, multiplied by the number of Common Shares covered by such SAR. SARs granted under the 2004 Plan will vest at least one year from the date of grant except in the event of a change in control, as described below, and are exercisable for no more than ten years.

Restricted Stock Awards. Awards of restricted stock may be granted under the 2004 Plan to Eligible Directors for such consideration, if any, as may be required by applicable law. The terms and conditions of such Awards and the conditions for the lapse of such restrictions will be determined by the Committee at the time of Award.

The grant of restricted stock Awards may be conditioned upon the achievement of performance-based criteria and any Award of restricted stock may specify performance-based criteria which, if achieved by the Corporation, will result in termination or early termination of the restrictions applicable to such Common Shares.

Dividend Equivalent and Interest Equivalent Rights. A dividend equivalent right (“DER”) may be granted under the 2004 Plan as a component of another Award or as a separate Award. The terms and conditions of the DER will be specified by the Committee in the Award. Any Award under the 2004 Plan that is settled in whole or in part in cash on a deferred basis may provide by the Award for interest equivalents to be credited with respect to such cash payment.

Deferral of Payment. With the approval of the Committee, the delivery of Common Shares, cash or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit or require selected participants to defer payment of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that recognition of taxable income is deferred under the Internal Revenue Code.

Transferability. Except as otherwise determined by the Committee, Awards under the 2004 Plan are not transferable except by will and pursuant to the laws of descent and distribution. Awards under the 2004 Plan are not subject, in whole or in part, to attachment, execution or levy of any kind.

Termination of Awards. The Committee may cancel any unexpired, unpaid or deferred awards at any time if the participant is not in compliance with all applicable provisions of the 2004 Plan or with the terms of any notice of Award or if the participant engages in detrimental activity. The Committee at the time of grant shall specify the circumstances under which an Award may terminate or be cancelled in the event of the death, disability, retirement or termination of service of a 2004 Plan participant.

Detrimental Activity. Any Award may provide that if a participant, either during employment by the Corporation or within a specified period after termination of such employment, shall engage in any detrimental activity, and the Committee shall so find, forthwith upon notice of such finding, the participant shall:

(a)	return to the Corporation, in exchange for payment by the Corporation of any amount actually paid therefor by the participant, all Common Shares that the participant has not disposed of that were issued pursuant to the 2004 Plan within a specified period prior to the date of the commencement of such detrimental activity; and

(b)	with respect to any Common Shares so acquired that the participant has disposed of, pay to the Corporation in cash the difference between:

(i)	any amount actually paid therefor by the participant pursuant to the 2004 Plan; and

(ii)	the fair market value of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation to the participant, whether as director fees, deferred compensation or in the form of any other benefit or for any other reason.

Change in Control. The Committee may in its discretion accelerate the date on which outstanding stock options or SARs become exercisable or waive the restrictions or other terms and conditions on the vesting of any restricted stock in the event of a change in control, or proposed change in control, of the Corporation. In addition, in the event of a change in control, the Corporation may purchase previously granted stock options from participants at a price equal to the difference between the consideration per share payable pursuant to the terms of the change in control transaction and the option price.

Withholding Taxes. The Corporation shall have the right to deduct from any cash payment made under the 2004 Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver Common Shares upon exercise of a stock option or SAR, upon settlement of a DER, upon delivery of restricted stock, or upon exercise, settlement, or payment of any other Award under the 2004 Plan, that the grantee of such Award pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. If provided in the Award, the grantee may elect, in accordance with any applicable regulations of the Committee, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in shares. The grantee shall authorize the Corporation to withhold, or shall agree to surrender back to the Corporation, on or about the date such withholding tax liability is determinable, shares previously owned by such grantee or a portion of the shares that were or otherwise would be distributed to such grantee pursuant to such Award having a fair market value on the day prior to the date such payment is made equal to the amount of such required or permitted withholding taxes to be paid in Common Shares.

Federal Income Tax Consequences. The following is a summary of certain of the federal income tax consequences of certain transactions under the 2004 Plan.

Nonqualified Stock Options

General. A participant generally will not recognize income upon the grant of a non-qualified stock option (“NQSO”). If a participant receives unrestricted Common Shares upon the exercise of an NQSO, the participant will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the shares received over the exercise price (the “Spread”). Upon a subsequent sale of the shares received upon exercise, any difference between the net proceeds of the sale and the fair market value of the shares on the date of exercise will be taxed as capital gain or loss. If the Common Shares received upon the exercise of an NQSO are restricted stock and the exercise price is paid in cash, the discussion under “Restricted Stock” below applies.

Payment in Kind of Exercise Price of an NQSO. If upon the exercise of an NQSO for unrestricted Common Shares a participant pays the exercise price in whole or in part by the surrender of unrestricted Common Shares that the participant already owns, the participant will not recognize gain or loss on the surrendered shares to the extent that their fair market value equals that of the shares received. To the extent the fair market value of the shares surrendered equals that of the shares received, the shares received will have a tax basis equal to the basis of the shares surrendered, and the participant’s holding period of the shares received will include the holding period of the shares surrendered. To the extent that the value of the shares received upon exercise exceeds the value of the shares surrendered, that excess (reduced by the amount of any cash paid by the participant) will be ordinary income. Furthermore, the shares received that represent the excess in value will have a basis equal to their fair market value. The participant’s holding period for any excess shares will commence on the day they are acquired.

Stock Appreciation Rights.    If a participant elects to receive the appreciation inherent in an SAR in cash upon exercise, the cash is ordinary income to the participant on the date of exercise. If a participant elects to receive the appreciation in the form of Common Shares, the Common Shares received generally will be ordinary income to the participant to the extent of their fair market value. If the Common Shares received upon the exercise of an SAR are restricted stock, the discussion under “Restricted Stock” below applies.

Restricted Stock

General. A participant generally will not recognize income upon the receipt of an award of restricted stock because the shares received are subject to a “substantial risk of forfeiture” and are not “transferable” as these terms are defined in Section 83 of the Internal Revenue Code of 1986 (“Restricted Shares”). Accordingly, the participant will not recognize income upon the receipt of those shares unless the participant makes an election under Section 83(b) of the Internal Revenue Code of 1986 (a “Section 83(b) Election”) within 30 days after the actual or deemed transfer of the shares to have the shares taxed as ordinary income at their fair market value on the date of transfer.

A participant who does not make a Section 83(b) Election will recognize ordinary income in the year or years during which the restrictions terminate in an amount equal to the fair market value of the Restricted Shares on the date that the restrictions expire or are removed. If a Section 83(b) Election has not been made, any unrestricted dividends received with respect to Restricted Shares will be treated as additional compensation income and not as dividend income.

Consequences of Section 83(b) Election. A participant who makes a Section 83(b) Election will recognize ordinary income in the year of the participant’s receipt of Restricted Shares in an amount equal to the excess of the fair market value of those shares (determined without regard to the restrictions imposed) at the time of their transfer to him or her. A participant who makes a Section 83(b) Election with respect to Restricted Shares that are subsequently forfeited will not be entitled to deduct any amount previously included in income by reason of that election.

Dividend Equivalent and Interest Rights.    Dividend equivalent and interest rights generally will be taxable to the participant as ordinary income upon payment.

Deduction to the Corporation.    To the extent that a participant recognizes ordinary income in the circumstances described above, the Corporation generally will be entitled to a corresponding deduction provided that, among other things, the deduction meets the test of reasonableness, is an ordinary and necessary business expense.

Amendment. The Board of Directors may amend the 2004 Plan or any Award granted thereunder. However, shareholder approval will be required to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any other applicable law, regulation, or stock exchange listing requirement, or to qualify for an exemption or characterization that is deemed desirable by the Board. The Committee may, in its discretion, subject to the terms of the 2004 Plan, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any participant without his or her consent. The Committee may, in whole or in part, subject to the terms of the 2004 Plan, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

Termination. No Awards will be made under the 2004 Plan more than ten (10) years after the date on which the 2004 Plan is first approved by the Shareholders of the Corporation, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms of the Award and the 2004 Plan.

In the opinion of the Board of Directors, the 2004 Plan promotes the interests of the Corporation by enabling it, by the grant of equity incentives, to maintain and develop focused leadership and governance through ownership of Common Shares of the Corporation by non-employee Directors.

Approval of the 2004 Plan requires the affirmative vote of the holders of at least a majority of the votes present or represented and entitled to vote on the proposal at the Annual Meeting, provided that a majority of the outstanding shares is voted with respect hereto.

The Board of Directors unanimously recommends a vote FOR approval of the 2004 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding the Corporation’s equity compensation plans as of June 30, 2004:

Plan Category	Column (a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Column (b) Weighted-average exercise price of outstanding options, warrants and rights(1)	Column (c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	8,937,311	(2)	42.04	9,642,699	(3)

Equity compensation plans not approved by security holders (4)	62,478		43.06	286,822

Total	8,999,789		42.05	9,929,521

(1)	In connection with the merger of Commercial Intertech Corp. with and into the Corporation in April 2000, the Corporation assumed the administration of the outstanding options under the Commercial Intertech stock option plans until such options are exercised or expire. No new options will be granted under the Commercial Intertech stock option plans. The stock options assumed pursuant to the merger are not included in the table. The number of securities to be issued upon the exercise of these outstanding options is 15,372. The weighted-average exercise price of those outstanding options is $31.27.

(2)	Includes 594,099 shares, which represents the maximum future payouts of restricted stock that may be issued under the Corporation’s 2002-03-04, 2003-04-05 and 2004-05-06 Long Term Incentive Plans (“LTIPs”). Under the Corporation’s 2002-03-04 LTIP, payouts will be made in restricted stock or as a credit to the participant’s account under the Corporation’s Executive Deferral Plan (“EDP”), as individually elected by the participants. Under the Corporation’s 2003-04-05 and 2004-05-06 LTIPs, payouts will be made at the discretion of the Compensation and Management Development Committee in restricted stock or as a credit to the participant’s account under the Corporation’s EDP unless the participant has made a prior deferral election pursuant to the EDP. Payouts are determined by comparing the Corporation’s results to the performance of a group of its peers for the following weighted performance measures: (a) revenue growth (20% weight); (b) earnings per share growth (40% weight); and (c) return on capital (40% weight). Payouts under the 2002-03-04 LTIP will be based upon the Corporation’s performance in fiscal year 2004. Payouts under the 2003-04-05 LTIP will be based upon the Corporation’s performance in fiscal years 2004 and 2005. Payouts under the 2004-05-06 LTIP will be based upon the Corporation’s performance for all three fiscal years. Also includes 59,215 phantom shares being held in an account pursuant to the Corporation’s Stock Option Deferral Plan (which Plan has not been approved by shareholders). The phantom shares resulted from exercises of stock options granted under the Corporation’s 1990 Employees Stock Option Plan, which was approved by the shareholders.

(3)	The number of securities available for issuance under the Corporation’s 2003 Stock Incentive Plan is equal to the sum of (i) 9,000,000; plus (ii) the amount of any shares that are not delivered to an employee by reason of (A) the expiration, termination, cancellation or forfeiture of an award under the Corporation’s 1993 Stock Incentive Program; and (B) the tendering or withholding of shares to satisfy all or a portion of the exercise price or tax withholding obligations relating to shares issued or distributed under an award under the 1993 Stock Incentive Program. The maximum number of shares that may be issued under the Corporation’s 2003 Stock Incentive Plan as restricted stock is limited to 5,000,000 shares.

(4)	The Corporation’s Non-Employee Directors Stock Option Plan provides for the issuance of up to 375,000 shares of the Corporation’s common stock pursuant to stock options granted to the Corporation’s Directors who are not current or retired employees of the Corporation. Each option must be granted at an exercise price equal to 100% of the fair market value of the Corporation’s common stock on the date the options are granted. Grants have a ten-year term and vest 50% following one year of continued service and the remaining 50% following the second year of continued service from the date granted. Upon approval of the Corporation’s 2004 Non-Employee Directors’ Stock Incentive Plan by the shareholders of the Corporation, no further options will be granted under the Non-Employee Directors Stock Option Plan.

PRINCIPAL SHAREHOLDERS OF THE CORPORATION

The following table sets forth, as of August 31, 2004 except as otherwise indicated, the name and address of each person believed to be a beneficial owner of more than 5% of the Common Shares of the Corporation, the number of shares and the percentage so owned, as well as the beneficial ownership of Common Shares of the Corporation by the Directors, the executive officers of the Corporation named in the Summary Compensation Table on page 11, and all Directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percentage of Class(b)

Wellington Management Company, LLP 75 State Street Boston, MA 02109	7,785,304	(c)	6.6%

FMR Corp. 82 Devonshire Street Boston, MA 02109	6,758,712	(d)	5.7%

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	6,104,000	(e)	5.2%

J. G. Breen	20,656	(f)
D. E. Collins	337,146	(g)
W. E. Kassling	10,346	(h)
R. J. Kohlhepp	6,808	(i)
P. W. Likins	17,318	(j)
G. Mazzalupi	8,296	(k)
K. P. Müller	10,093	(l)
C. M. Obourn	2,345	(i)
H. R. Ortino	10,204	(m)
A. L. Rayfield	9,308	(n)
W. R. Schmitt	15,488	(o)
D. L. Starnes	12,294	(p)

D. E. Washkewicz	555,829	(q)
N. W. Vande Steeg	169,591	(r)
J. D. Myslenski	202,117	(s)
T. K. Pistell	79,732	(t)
R. P. Barker	70,499	(u)
D. W. Sullivan	296,884	(v)

All Directors and executive officers as a group (32 persons)	2,597,183	(w)	2.14%

(a)	Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(b)	No Director or executive officer beneficially owned more than 1% of the Corporation’s Common Shares as of August 31, 2004.

(c)	Pursuant to a statement filed by Wellington Management Company, LLP with the Securities Exchange Commission (“SEC”) in accordance with Rule 13d-1 of the Securities and Exchange Act of 1934 (“Exchange Act”), Wellington Management Company, LLP has reported that, as of December 31, 2003, it had shared voting power over 3,529,600 Common Shares and shared investment power over 7,785,304 Common Shares.

(d)

Pursuant to a statement filed by FMR Corp. with the SEC in accordance with Rule 13d-1 of the Exchange Act, FMR Corp. has reported on behalf of itself, Edward C. Johnson 3d (Chairman of FMR Corp.), Abigail P. Johnson

(Director of FMR Corp.), Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited that, as of December 31, 2003, it had sole voting power over 913,336 Common Shares and sole investment power over 6,758,712 Common Shares.

(e)	Pursuant to a statement filed by Capital Research and Management Company with the SEC in accordance with Rule 13d-1 of the Exchange Act, Capital Research and Management Company has reported that, as of December 31, 2003, it had sole investment power but no voting power over 6,104,000 Common Shares.

(f)	This amount includes 11,000 Common Shares owned jointly by Mr. Breen and his spouse and 1,615 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(g)	This amount includes 41,850 Common Shares owned solely by Mr. Collins’ spouse and 229,550 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s 1993 Stock Incentive Program.

(h)	This amount includes 4,500 Common Shares owned jointly by Mr. Kassling and his spouse and 2,300 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(i)	These amounts include 1,600 Common Shares subject to options exercisable by each of Mr. Kohlhepp and Ms. Obourn on or prior to October 30, 2004 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(j)	This amount includes 1,424 Common Shares owned jointly by Dr. Likins and his spouse as co-trustees of a revocable family trust and 7,500 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(k)	This amount includes 4,250 Common Shares subject to options exercisable by Mr. Mazzalupi on or prior to October 30, 2004 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(l)	This amount includes 2,650 Common Shares subject to options exercisable by Mr. Müller on or prior to October 30, 2004 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(m)	This amount includes 6,750 Common Shares subject to options exercisable by Mr. Ortino on or prior to October 30, 2004 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(n)	This amount includes 3,900 Common Shares subject to options exercisable by Mr. Rayfield on or prior to October 30, 2004 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(o)	This amount includes 4,948 Common Shares subject to options exercisable by Mr. Schmitt on or prior to October 30, 2004 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(p)	This amount includes 1,714 Common Shares owned jointly by Ms. Starnes and her spouse and 6,000 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(q)	This amount includes 3,939 Common Shares owned jointly by Mr. Washkewicz and his mother, 23,100 Common Shares as to which Mr. Washkewicz holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2004, and 516,976 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s 1993 Stock Incentive Program.

(r)	This amount includes 2,146 Common Shares owned jointly by Mr. Vande Steeg and his spouse, 3,309 Common Shares as to which Mr. Vande Steeg holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2004 and 161,450 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s 1993 Stock Incentive Program.

(s)	This amount includes 4,784 Common Shares as to which Mr. Myslenski holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2004 and 156,703 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s 1993 Stock Incentive Program.

(t)	This amount includes 4,799 Common Shares as to which Mr. Pistell holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2004, and 67,103 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s 1993 Stock Incentive Program.

(u)	This amount includes 3,902 Common Shares as to which Mr. Barker holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2004 and 66,255 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s 1993 Stock Incentive Program.

(v)	This amount includes 510 Common Shares as to which Mr. Sullivan holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2004 and 257,315 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s 1993 Stock Incentive Program.

(w)	This amount includes 82,492 Common Shares for which voting and investment power are shared, 99,976 Common Shares as to which all executive officers as a group hold voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2004, and 2,109,855 Common Shares subject to options exercisable on or prior to October 30, 2004 granted under the Corporation’s stock option plans held by all Directors and executive officers as a group.

SHAREHOLDERS’ PROPOSALS

The Corporation must receive at the Corporation’s principal executive offices by May 30, 2005 any proposal of a shareholder intended to be presented at the 2005 Annual Meeting of Shareholders of the Corporation (the “2005 Meeting”) and to be included in the Corporation’s proxy, notice of meeting and proxy statement related to the 2005 Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Such proposals should be submitted to the Corporation by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act (“Non-Rule 14a-8 Proposals”) in connection with the 2005 Meeting must be received by the Corporation by August 13, 2005 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Corporation’s proxy related to the 2005 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Corporation after August 13, 2005. The Corporation’s proxy related to the 2004 Annual Meeting of Shareholders gives discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Corporation after August 8, 2004.

Procedures for Submission and Consideration of Director Candidates. The Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees for election to the Corporation’s Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, and must be received at the Corporation’s executive offices on or before June 30 of each year in anticipation of the following year’s Annual Meeting of Shareholders. All shareholder recommendations for director nominees must set forth the following information:

1.	The name and address of the shareholder recommending the candidate for consideration as such information appears on the records of the Corporation, the telephone number where such shareholder can be reached during normal business hours, the number of Common Shares owned by such shareholder and the length of time such shares have been owned by the shareholder; if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;

2.	Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Corporation;

4.	The disclosure of any relationship of the candidate being recommended with the Corporation or any of its subsidiaries or affiliates, whether direct or indirect;

5.	A description of all relationships, arrangements and understandings between the proposing shareholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a director, if elected; and

6.	A written acknowledgement by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to the Corporation’s undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Corporate Governance and Nominating Committee desires to do so, has consented to be named in the Corporation’s proxy statement and has consented to serve as a director of the Corporation, if elected.

There are no specific qualifications or specific qualities or skills that are necessary for directors of the Corporation to possess. In evaluating director nominees, the Corporate Governance and Nominating Committee (or a successor committee) will consider such factors as it deems appropriate, and other factors identified from time to time by the Board of Directors. The Corporate Governance and Nominating Committee will consider the entirety of each proposed director nominee’s credentials. As a general matter, the Committee will consider factors such as judgment, skill, integrity, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character, the interplay of the candidate’s experience and approach to addressing business issues with the experience and approach of incumbent members of the Board of Directors and other new director candidates. The Corporate Governance and Nominating Committee’s goal in selecting directors for nomination to the Board of Directors is generally to seek a well-balanced membership that combines a variety of experience, skill and intellect in order to enable the Corporation to pursue its strategic objectives.

The Corporate Governance and Nominating Committee will consider all information provided to it that is relevant to a candidate’s nomination as a director of the Corporation. Following such consideration, the Committee may seek additional information regarding, and may request an interview with, any candidate who it wishes to continue to consider. Based upon all information available to it and any interviews it may have conducted, the Committee will meet to determine whether to recommend the candidate to the Board of Directors. The Committee will consider candidates recommended by shareholders on the same basis as candidates from other sources.

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Committee regularly reviews the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates. Candidates may be recommended by current members of the Board of Directors, third-party search firms or shareholders. During the past fiscal year, the Corporate Governance and Nominating Committee retained Spencer Stuart as a search firm to assist in locating, interviewing, and evaluating potential Board candidates. The Corporate Governance and Nominating Committee generally does not consider recommendations for director nominees submitted by individuals who are not affiliated with the Corporation. In order to preserve its impartiality, the Corporate Governance and Nominating Committee may not consider a recommendation that is not submitted in accordance with the procedures set forth above.

Communications With Directors. The Corporation’s security holders and other interested parties may communicate with the Board of Directors as a group, with the non-management directors as a group, or with any individual director by sending written communications to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chairman of the Audit Review Committee. All other communications will be provided to the individual director(s) or group of directors to whom they are addressed. Copies of all communications will be provided to all other directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to the business of the Corporation and/or its subsidiaries, or communications that relate to improper or irrelevant topics.

GENERAL

The Board of Directors knows of no other matters which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.

The Corporation will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and other employees of the Corporation may solicit the return of proxies. The Corporation will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of Common Shares. The Corporation will, upon request, reimburse them for their expenses in so doing. The Corporation has retained Georgeson Shareholder Communications Inc., 88 Pine Street, Wall Street Plaza, 30th Floor, New York, New York, to assist in the solicitation of proxies at an anticipated cost of $14,000, plus disbursements.

You are urged to vote your proxy promptly by internet, telephone or mail by following the instructions on the enclosed proxy card in order to make certain your shares will be voted at the meeting. Common Shares represented by properly executed proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted in favor of the election of the four nominees for Directors in the class whose three-year term of office will expire in 2007; in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending June 30, 2005; and in favor of the 2004 Non-Employee Directors’ Stock Incentive Plan. Abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal which requires the affirmative vote of a certain number of Common Shares, as each abstention or broker non-vote would be one less vote in favor of a proposal. You may revoke your proxy at any time prior to the close of voting at the Annual Meeting by giving notice to the Corporation in writing, in open meeting, or by internet or telephone as set forth on the proxy card, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your proxy.

The Annual Report of the Corporation, including financial statements for the fiscal year ended June 30, 2004, is being mailed to shareholders with this Proxy Statement. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, you may request a separate copy by notifying us in writing or by telephone at: Parker-Hannifin Corporation, Corporate Communications, 6035 Parkland Boulevard, Cleveland, Ohio 44124, (216) 896-3000.

You can elect to view future Parker-Hannifin Corporation Annual Reports and Proxy Statements over the internet, instead of receiving paper copies in the mail. Providing these documents over the internet will save the Corporation the cost of producing and mailing them. If you give your consent, in the future, when, and if, material is available over the internet, you will receive notification which will contain the internet location where the material is available. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. To give your consent, follow the prompts when you vote by telephone or over the internet or check the appropriate box located at the bottom of the enclosed proxy card when you vote by mail. Once you give your consent, it will remain in effect until you inform us otherwise. If at any time you would like to receive a paper copy of the Annual Report or Proxy Statement, please contact Corporate Communications at the address or telephone number provided above.

By Order of the Board of Directors

Thomas A. Piraino, Jr. Secretary

September 27, 2004

Appendix A

PARKER-HANNIFIN CORPORATION

2004 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN

1. Purpose.

The 2004 Non-Employee Directors’ Stock Incentive Plan is intended to help maintain and develop focused leadership and governance through ownership of Shares of the Corporation by non-employee directors of the Corporation.

2. Definitions.

In this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Award” means a Stock Option, a Stock Appreciation Right, Restricted Stock, or a Dividend Equivalent Right.

(b) “Board” means the Board of Directors of the Corporation.

(c) “Change in Control” means the occurrence of one of the following events:

(i) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (“Corporation Voting Securities”); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (A) an acquisition by the Corporation or any Subsidiary; (B) an acquisition by any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary; (C) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) a Non-Control Transaction (as defined in paragraph (iii)); (E) as pertains to an individual Grantee, any acquisition by the Grantee or any group of persons (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) including the Grantee (or any entity in which the Grantee or a group of persons including the Grantee, directly or indirectly, holds a majority of the voting power of such entity’s outstanding voting interests); or (F) the acquisition of Corporation Voting Securities from the Corporation, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i);

(ii) individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided, that (A) any person becoming a director subsequent to the beginning of such twenty-four (24) month period, whose election, or nomination for election, by the Corporation’s shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

(iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation or any Subsidiary that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a “Business Combination”), unless (A) immediately following such Business Combination: (1) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”) or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Corporation Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (3) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (a “Non-Control Transaction”) or (B) the Business Combination is effected by means of the acquisition of Corporation Voting Securities from the Corporation, and a majority of the Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (iii); or

(iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which, by reducing the number of Corporation Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Corporation (if not for the operation of this sentence), and after the Corporation’s acquisition such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change in Control shall then occur.

(d) “Code” means the Internal Revenue Code and the regulations promulgated thereunder, as in effect from time to time.

(e) “Compensation and Management Development Committee” or “Committee” means the committee of the Board so designated. The Committee will be constituted in a manner that satisfies all applicable legal requirements, including satisfying any independence standard contained in the listing requirements of the New York Stock Exchange.

(f) “Corporation” means Parker-Hannifin Corporation, an Ohio corporation.

(g) “Designated Beneficiary” means the person designated by the Grantee of an Award hereunder to be entitled, on the death of the Grantee, to any remaining rights arising out of such Award. Such designation must be made in writing and in accordance with such regulations as the Committee may establish.

(h) “Detrimental Activity” means activity that is determined in individual cases, by the Committee or its express delegate, to be detrimental to the interests of the Corporation or a Subsidiary, including without limitation (i) the rendering of services to an organization, or engaging in a business, that is, in the judgment of the Committee or its express delegate, in competition with the Corporation; (ii) the disclosure to anyone outside of the Corporation, or the use for any purpose other than the Corporation’s business, of confidential information or material related to the Corporation, whether acquired by the Grantee during or after service with the Corporation; (iii) fraud, embezzlement, theft-in-office or other illegal activity; or (iv) a violation of the Corporation’s Code of Ethics.

(i) “Dividend Equivalent Right,” herein sometimes called a “DER,” means the right of the Grantee thereof to receive, pursuant to the terms of the DER, credits based on the cash dividends that would be paid on the

Shares specified in the DER if such shares were held by the grantee, as more particularly set forth in Section 10(a) below.

(j) “Eligible Director” means a Director who is not an employee of the Corporation.

(k) “Director” means a member of the Board of Directors of the Corporation.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m) “Fair Market Value” in relation to a Share as of any specific time shall mean the closing price as reported for the New York Stock Exchange—Composite Transactions on such date, or if no shares are traded on that date, the next preceding date on which trading occurred.

(n) “Grantee” means a recipient of an Award under this Plan.

(o) “Restricted Stock” means any Share issued with the restriction that the Grantee may not sell, transfer, pledge, or assign such Share and such other restrictions (which may include, but are not limited to, restrictions on the right to vote or receive dividends) which may expire separately or in combination, at one time or in installments, all as specified by the Award.

(p) “Rule 16b-3” means Rule 16b-3 (or any successor thereto) under the Exchange Act that exempts from Section 16(b) of the Exchange Act transactions under employee benefit plans, as in effect from time to time with respect to this Plan.

(q) “Share” means a common share, par value $.50, of the Corporation issued and reacquired by the Corporation or previously authorized but unissued.

(r) “Stock Appreciation Right,” herein sometimes called an “SAR,” means the right of the Grantee thereof to receive, pursuant to the terms of the SAR, a number of Shares or cash or a combination of Shares and cash, based on the increase in the value of the number of Shares specified in the SAR, as more particularly set forth in Section 8 below.

(s) “Stock Option” means the right of the Grantee thereof to acquire a number of Shares upon payment to the Corporation of the exercise price specified in the Award.

(t) “Subsidiary” means any corporation, partnership, or other entity in which the Corporation, directly or indirectly, owns a 50 percent or greater equity interest.

(u) “Terminate” or “Termination” means cease to be a Director, except by death.

(v) “1996 Plan” means the Corporation’s 1996 Non-Employee Directors’ Stock Option Plan.

3. Eligibility.

The selection of Eligible Directors to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same Eligible Director.

4. Administration.

(a) The Committee shall administer this Plan. The Committee will, subject to the terms of the Plan, have the authority to (i) select the Eligible Directors who will receive Awards; (ii) grant Awards; (iii) determine the number and types of Awards to be granted to Directors; (iv) subject to the terms of the Plan, determine the terms, conditions, vesting periods and restrictions applicable to Awards; (v) adopt, alter and repeal administrative rules and practices governing this Plan; (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan; (vii) prescribe the forms of any notices of Awards or other instruments relating to Awards; and (viii) otherwise supervise the administration of this Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members.

(b) All determinations and interpretations pursuant to the provisions of this Plan shall be binding and conclusive upon the individual Director involved and all persons claiming under them.

(c) Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of this Plan or any action by the Committee under this Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the appropriate authority. Each Award to a Director under this Plan shall be deemed issued subject to the foregoing qualification.

(d) Except as otherwise determined by the Committee, an Award under this Plan is not transferable other than by will or the laws of descent and distribution and is not subject, in whole or in part, to attachment, execution, or levy of any kind.

(e) Any rights with respect to an Award granted under this Plan existing after the Grantee dies are exercisable by the Grantee’s Designated Beneficiary or, if there is no such Designated Beneficiary who may, and does, lawfully do so, by the Grantee’s personal representative.

(f) Except as otherwise provided herein, a particular form of Award may be granted to an Eligible Director either alone or in addition to other Awards hereunder. The provisions of particular forms of Award need not be the same with respect to each recipient.

(g) To the extent permitted by law, the Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not cause the Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3 or violate any independence standard contained in the New York Stock Exchange listing requirements.

(h) This Plan and all action taken under it shall be governed by the laws of the State of Ohio without giving effect to the principles of conflict of laws thereof.

(i) The Committee may permit or require any Grantee to exercise any Stock Options or SARs by means of electronic signature.

(j) Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

5. Awards That May Be Granted.

(a) The aggregate number of Shares that may be delivered (i) upon the exercise of a Stock Option or SAR; (ii) as Restricted Stock and released from a substantial risk of forfeiture thereof; or (iii) in payment of DERs, subject to adjustment as provided in the Plan, is 250,000.

(b) To the extent that Shares subject to an outstanding Award are not delivered to a Grantee by reason of the expiration, termination, cancellation or forfeiture of such Award or by reason of the tendering or withholding of Shares to satisfy all or a portion the tax withholding obligations relating to an Award, then such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If the exercise price of any Stock Option granted under the Plan is satisfied by tendering Shares (by actual delivery or attestation), only the number of shares issued to the participant net of the Shares tendered shall be deemed to be delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. When an unexercised Award lapses, expires, terminates or is forfeited, the related Shares may be available for distribution in connection with future Awards. If the benefit provided by any Award is paid in cash, any Shares covered by the Award will be available for distribution in connection with future Awards.

(c) The assumption of Awards granted by an organization acquired by the Corporation, or the grant of Awards under this Plan in substitution for any such Awards, will not reduce the number of Shares available for the grant of Awards under this Plan.

6. Adjustments.

In the event that the Committee shall determine that any (a) stock dividend, stock split, combination of Shares, recapitalization or other change in the capital structure of the Corporation, or (b) merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) other corporate transaction or event having an effect similar to any of the foregoing affects the Shares of the Corporation such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of Shares which thereafter may be the subject of Awards under this Plan, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the exercise price with respect to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

7. Stock Options.

(a) One or more Stock Options may be granted to any Eligible Director. Each Stock Option so granted shall be subject to such terms and conditions as the Committee shall impose. The exercise price per Share shall be specified by the Award, but shall in no instance be less than 100 percent of Fair Market Value at the time of the Award. Payment of the exercise price shall be made in cash, Shares, or other consideration, or any combination thereof, in accordance with the terms of this Plan and any applicable regulations of the Committee in effect at the time and valued at Fair Market Value on the date prior to exercise of the Stock Option. All Stock Options granted hereunder shall have a maximum life of no more than ten (10) years from the date of issuance of the Award. In no event shall any Stock Option vest sooner than one (1) year from date of issuance of the Award except in the event of a Change in Control.

(b) The Committee shall not adjust or amend the exercise price of Stock Options previously awarded to any Grantee, whether through amendment, cancellation and replacement grant, or any other means.

(c) The Committee may grant reload Stock Options, separately or together with another Stock Option, pursuant to which, subject to the terms and conditions established by the Committee, the Grantee would be granted a new Stock Option when the payment of the exercise price of a previously granted Stock Option is made by the delivery of Shares owned by the Grantee, which new Stock Option would be an option to purchase the number of Shares not exceeding the number of Shares so provided as consideration upon the exercise of the previously granted Stock Option to which such reload Stock Option relates. Reload Stock Options may be granted with respect to Stock Options previously granted under the Plan or any other Stock Option plan of the Corporation. Reload Stock Options shall have a per Share exercise price equal to the Fair Market Value as of the date of grant of the reload Stock Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan.

8. Stock Appreciation Rights.

(a) An SAR may be granted to an Eligible Director as a separate Award hereunder. Any SAR shall be subject to such terms and conditions as the Committee shall impose, which shall include provisions that (i) such SAR shall entitle the Grantee, upon exercise thereof in accordance with such SAR and the regulations of the Committee, to receive from the Corporation that number of Shares having an aggregate value equal to the excess of the Fair Market Value, at the time of exercise of such SAR, of one Share over the exercise price per Share specified by the Award of such SAR (which shall in no instance be less than 100 percent of Fair Market Value at the time of the Award) times the number of Shares specified in such SAR, or portion thereof, which is so exercised.

(b) Any Stock Option granted under this Plan may include an SAR, either at the time of the Award or by amendment. An SAR included in a Stock Option shall be subject to such terms and conditions as the Committee shall impose, which shall include provisions that

(i) such SAR shall be exercisable to the extent, and only to the extent, the Stock Option is exercisable; and

(ii) such SAR shall entitle the Grantee to surrender to the Corporation unexercised the Stock Option in which the SAR is included, or any portion thereof, and to receive from the Corporation in exchange therefor that number of Shares having an aggregate value equal to the excess of the Fair Market Value, at the time of exercise of such SAR, of one Share over the exercise price specified in the Award of such Stock Option times the number of Shares specified in the Award of such Stock Option, or portion thereof, which is so surrendered.

(c) All SARs granted hereunder shall have a maximum life of ten (10) years from the date of issuance of the Award. In no event shall any SAR vest sooner than one (1) year from the date of issuance of the Award except in the event of a Change in Control.

(d) In lieu of the right to receive all or any specified portion of such Shares, an SAR may entitle the holder thereof to receive the cash equivalent thereof as specified by the Award.

(e) An SAR may provide that such SAR shall be deemed to have been exercised at the close of business on the business day preceding the expiration of such SAR or the related Stock Option, if any, if at such time such SAR has positive value and would have expired.

9. Restricted Stock.

(a) An Award of Restricted Stock may be granted hereunder to an Eligible Director for such consideration, if any, as may be required by applicable law. The terms and conditions of Restricted Stock, including the vesting period, shall be specified by the Committee, at its sole discretion, in the Award.

(b) Any Shares of Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such award.

(c) The grant of any Award of Restricted Stock may be conditioned upon the achievement of performance-based criteria. Further, any Award of Restricted Stock may specify performance-based criteria which, if achieved by the Corporation, will result in termination or early termination of the restrictions applicable to such Shares.

10. Dividend Equivalent Rights; Interest Equivalents.

(a) A DER may be granted hereunder to an Eligible Director, as a component of another Award or as a separate Award. The terms and conditions of DERs shall be specified by the Award. Dividend Equivalents Rights credited to the Grantee of a DER may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalents Rights). Any such reinvestment shall be at Fair Market Value at the time thereof. DERs may be settled in cash or Shares or a combination thereof, in a single installment or installments. A DER granted as a component of another Award may provide that such DER shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such DER shall expire or be forfeited or annulled under the same conditions as such other Award. A DER granted as a component of another Award may also contain terms and conditions different from such other Award.

(b) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide by the Award for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the Award.

11. Deferral of Payment.

With the approval of the Committee, the delivery of Shares, cash or any combination thereof subject to an award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit or require selected Grantees to defer payment of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that recognition of taxable income is deferred under the Code.

12. Termination of Service.

If the service of a Grantee as a Director terminates for any reason, all unexercised, deferred and unpaid Awards may be exercisable and paid only as specified in the Award and in accordance with rules established by the Committee. These rules may provide, as the Committee deems appropriate, subject to the terms of the Plan, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards.

13. Detrimental Activity.

The Committee may cancel any unexpired, unpaid or deferred Awards at any time if the Grantee is not in compliance with all applicable provisions of this Plan or with the terms of any notice of Award or if the Grantee engages in Detrimental Activity. The Committee may, in its discretion and as a condition to the exercise of an Award, require a Grantee to acknowledge that he or she is in compliance with all applicable provisions of the Plan and of any notice of Award and has not engaged in any Detrimental Activity. Any Award may provide that if a Grantee, either during service as a Director or within a specified period after termination of such service, shall engage in any Detrimental Activity, and the Committee shall so find, forthwith upon notice of such finding, the Grantee shall:

(a) return to the Corporation, in exchange for payment by the Corporation of any amount actually paid therefor by the Grantee, all Shares that the Grantee has not disposed of that were issued pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and

(b) with respect to any Shares so acquired that the Grantee has disposed of, pay to the Corporation in cash the difference between:

(i) any amount actually paid therefor by the Grantee pursuant to this Plan; and

(ii) the Fair Market Value of such Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation to the Grantee, whether as director fees, deferred compensation or in the form of any other benefit or for any other reason.

14. Change in Control.

The Committee may in its discretion and upon such terms as it deems appropriate, either in the Award or subsequent thereto, accelerate the date on which any outstanding Stock Option or SAR becomes exercisable or waive the restrictions or other terms and conditions on the vesting of any Restricted Stock in the event of a Change in Control or proposed Change in Control of the Corporation. In addition to the foregoing, the Corporation may, with the approval of the Committee, purchase Stock Options previously granted to any Grantee who is at the time of any such transaction an Eligible Director of the Corporation for a price equal to the difference between the consideration per Share payable pursuant to the terms of the transaction resulting in the Change in Control and the exercise price specified in the Award.

15. Amendments to This Plan; Amendments of Outstanding Awards.

(a) The Board may from time to time amend or terminate this Plan, or any provision hereof, provided, however, approval of the shareholders of the Corporation will be required to the extent necessary to comply with Rule 16b-3 or any other applicable law, regulation, or stock exchange listing requirement, or to qualify for an exemption or characterization that is deemed desirable by the Board.

(b) The Committee may, in its discretion, subject to the terms of the Plan, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Grantee without his or her consent. The Committee may, in whole or in part, subject to the terms of the Plan, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

16. Withholding Taxes.

The Corporation shall have the right to deduct from any cash payment made under this Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver Shares upon exercise of a Stock Option or SAR, upon settlement of a DER, upon delivery of Restricted Stock, or upon exercise, settlement, or payment of any other Award under this Plan, that the Grantee of such Award pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Award under this Plan may provide by the Award that the Grantee of such Award may elect, in accordance with any applicable regulations of the Committee, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in Shares. The Grantee shall authorize the Corporation to withhold, or shall agree to surrender back to the Corporation, on or about the date such withholding tax liability is determinable, Shares previously owned by such Grantee or a portion of the shares that were or otherwise would be distributed to such Grantee pursuant to such Award having a Fair Market Value on the day prior to the date such payment is made equal to the amount of such required or permitted withholding taxes to be paid in Shares.

17. Grants of Awards to Eligible Directors Who are Foreign Nationals.

Without amending this Plan, but subject to the limitations specified in Section 15 above, the Committee may grant, amend, administer, annul, or terminate Awards to Eligible Directors who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan.

18. Termination.

No Awards will be made under this Plan more than ten (10) years after the date on which this Plan is first approved by the shareholders of the Corporation, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and this Plan.

19. Effective Date.

This Plan was approved by the Board on August 12, 2004 and will become effective when approved by the shareholders of the Corporation. Upon approval of the Plan by the shareholders of the Corporation, no further Awards may be made by the Corporation under the 1996 Plan.

Parker

Annual Meeting of Shareholders

Directions to Corporate Headquarters

Lake Erie
Cleveland
I-90
Richmond Rd.
I-271
Kirtland
Mayfield Rd. (322)
Gates Mills
Rt. 6
Cedar Rd.
Landerhaven Corporate Ctr (Parker)
Beachwood
Pepper Pike
I-90
Rd.
I-480
Chagrin Blvd.
Chagrin Falls
I-480
Lander
Brainard Rd.
Cleveland Hopkins Airport
237
Snow Rd.
Rockside Rd.
Rt. 83
I-80
I-77
I-71
I-271
I-80
N

Mayfield Rd.
Brainard Rd.
Lander Rd.
I-271 To I-90
SOM Center Rd.
Parkland Blvd.
Parkland Blvd.
Parker Hannifin
Parkland Blvd.
Allen-Bradley Dr.
Parkland Blvd.
Gates Mills
To I-480 and Ohio Turnpike
Landerhaven Drive
Cedar Rd.
N

- ***From the North exiting at Cedar/Brainard:***
  Take I-271 south to exit 32 (Landerhaven). Turn left onto Brainard Rd., then left onto Cedar Rd. At second light make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the North exiting at Mayfield Rd.:***
  Take I-271 south to Mayfield Rd. West. Take Mayfield Rd. to Lander. Turn left onto Lander Rd.; left onto Parkland Blvd. Turn left as road splits at Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the South exiting at Cedar/Brainard:***
  Take I-271 north to exit 32 (Landerhaven). Turn right onto Brainard Rd., then left onto Cedar Rd. At second light make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the South exiting at Mayfield Rd.:***
  Take I-271 N to Mayfield Rd. West. Take Mayfield Rd. to Lander. Turn left onto Lander Rd.; left onto Parkland Blvd. Turn left as road splits at Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From Cleveland Airport:***
  Take I-480 east to I-271 north to exit 32 (Landerhaven). Turn right onto Brainard Rd; then left onto Cedar Rd. At second light make left onto Lander Rd; right on Parkland Blvd., turning left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From Downtown:***
  Take I-90 east to I-271 south to exit 32 (Landerhaven). Make left onto Brainard Rd., then left onto Cedar Rd. At second light, make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.

VOTE BY TELEPHONE

c/o National City Bank Corporate Trust Operations Locator 5352 P.O. Box 92301 Cleveland, OH 44193-0900		Have this Proxy Card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone and follow the simple instructions presented to record your vote.

VOTE BY INTERNET

Have this Proxy Card available when you access the website http://www.votefast.com, and follow the simple instructions presented to record your vote.

VOTE BY MAIL

Please mark, sign and date this Proxy Card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept. (PH), National City Bank, P.O. Box 94509, Cleveland, OH 44101-4500.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-542-1160	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return this Proxy in the Postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on October 26, 2004 to be counted in the final tabulation.

If voting by telephone or Internet, please do not mail this proxy card.

è

Proxy card must be signed and dated below.

¯    Please fold and detach card at perforation before mailing.    ¯

PARKER-HANNIFIN CORPORATION	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on October 27, 2004.

The undersigned hereby appoints DUANE E. COLLINS, DONALD E. WASHKEWICZ and THOMAS A. PIRAINO, JR., and any of them, as proxies to represent and to vote all shares of stock of Parker-Hannifin Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on October 27, 2004, and at any adjournment(s) thereof, on the proposals more fully described in the Proxy Statement for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation or as a fiduciary, attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature(s)

Signature(s)

Date: , 2004

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You can elect to view future Parker-Hannifin Corporation Annual Reports and Proxy Statements over the Internet, instead of receiving paper copies in the mail. Providing these documents over the Internet can save the Corporation the cost of producing and mailing them. Participation is completely voluntary. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

¯	Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.	¯

PARKER-HANNIFIN CORPORATION	PROXY

IF NO DIRECTIONS ARE GIVEN, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.	Election of Directors in the class whose three-year term of office will expire in 2007. Nominees:

	(01) Candy M. Obourn	(02) Hector R. Ortino	(03) Nickolas W. Vande Steeg	(04) Donald E. Washkewicz

	☐ FOR all nominees listed above (except as otherwise marked above)		☐ WITHHOLD AUTHORITY to vote for all nominees listed above

(Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for FY05.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the Parker-Hannifin Corporation 2004 Non-Employee Directors’ Stock Incentive Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

☐ I consent to view future shareholder communications over the Internet as stated above and in the Proxy Statement.